EXHIBIT 99

Granite City Continues Positive Sales Trends In Fourth Quarter and Fiscal Year 2010

Company Outperforms Industry with 3.8% Positive Comps for Sales and 4.8% Increase in Guest Counts for 2010

MINNEAPOLIS February 23, 2010 — Granite City Food & Brewery Ltd. (Nasdaq: GCFB), a Modern American upscale casual restaurant chain, today reported results for the fourth quarter and fiscal year ended December 28, 2010.

Highlights for the fourth quarter 2010 were as follows:

•                  Total restaurant sales increased 3.6% to $21.6 million from $20.8 million in the fourth quarter of 2009

•                  Guest counts increased 4.0% compared to the fourth quarter of 2009

•                  EBITDA at $1.0 million for the fourth quarter 2010, an increase of $205,000 compared to fourth quarter 2009

Highlights for fiscal year 2010 were as follows:

•                  Total restaurant sales increased 4.1% to $89.3 million from $85.8 million in 2009

•                  Guest counts increased 5.1% compared to 2009

•                  Company-wide EBITDA at $5.7 million in 2010 represented an increase of $1.1 million over 2009

•                  Restaurant-level IBO at $20.6 million in 2010 represented an increase of $1.3 million over 2009

•                  G&A decreased $1.0 million from $7.6 million in 2009 to $6.6 million in 2010

•                  Permanent rent reductions secured for future years

“We are very proud of what this Company has accomplished over the past year,” said Steve Wagenheim, President and Chief Executive Officer of Granite City.  “In 2010 we sought to execute on a plan our executive team and board put into place over the past 18 to 24 months.  We felt this year was about proving the result of those plans and putting the Company back on a firm footing.  Despite the tough economic environment, we increased sales and guest counts, generated positive cash and secured permanent rent reductions.  We believe that the strength of the Granite City concept along with our seasoned team and solid operating systems provide a platform for future success.  We would like to thank all the stakeholders in Granite City for working with us over the past two years to allow us the time to execute our plan so that we can grow.”

Fourth Quarter 2010 Financial Results

Total revenue for fourth quarter 2010 increased by 3.6% to $21.6 million compared to $20.8 million for the fourth quarter of 2009.  Total cost of sales before occupancy was $16.9 million in the fourth quarter of 2010 or 78.2% of sales compared to prior year fourth quarter cost of sales before occupancy of $16.2 million or 77.8% of sales.

General and administrative expenses were $1.8 million or 8.2% of revenue for the fourth quarter of 2010 compared to $1.7 million or 8.1% of revenue for the fourth quarter of 2009.  General and administrative cost, excluding non-cash stock compensation, increased $30,000 in the fourth quarter of 2010 compared to the fourth quarter of 2009.

The net loss for the fourth quarter of 2010 was $1.6 million or $(0.22) per share compared to a net loss of $2.6 million or $(0.37) per share in the fourth quarter of 2009.

Fiscal Year 2010 Financial Results

Total revenue for fiscal year 2010 increased by 4.1% to $89.3 million compared to $85.8 million for fiscal year 2009.  Total cost of sales before occupancy was $68.7 million in 2010 or 76.9% of sales compared to 2009 cost of sales before occupancy of $66.5 million or 77.5% of sales. The primary source of this percentage improvement was a decrease in labor costs as a percentage of revenue of 0.6 percentage points and a decrease of store operating expenses as a percentage of revenue of 0.1 percentage points, partially offset by an increase in commodity food costs of 0.3 percentage points. For all the restaurants, the restaurant-level IBO margin was 23.1% in 2010 compared to 22.5% in 2009.

General and administrative expenses were $6.6 million or 7.4% of revenue for 2010, compared to $7.6 million or 8.8% of revenue for 2009. The primary sources of the decrease were lower expenses related to recruiting, consulting, compensation, legal and travel.

The net loss for 2010 was $4.5 million or $(0.61) per share compared to a net loss of $9.6 million or $(2.53) per share in 2009.

Fourth Quarter and Fiscal 2010 Conference Call

The Company will host a conference call to discuss its fourth quarter and fiscal year 2010 financial results on Thursday, February 24, 2011 at 10:00 am Central Time.  The call may be accessed by calling 1-888-663-2235 and referencing code 3209091.  A replay of the call will be available for 30 days and may be accessed by calling 1-888-203-1112 and entering replay code 3209091.

About Granite City

Granite City Food & Brewery Ltd. is a Modern American upscale casual restaurant chain that operates 26 restaurants in 11 states.  The menu features affordable yet high quality family favorite menu items prepared from made-from-scratch recipes and served in generous portions.  The sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience.  Granite City opened its first restaurant in St. Cloud, Minnesota in 1999.

Forward-Looking Statements, Non-GAAP Financial Measurements, and Comparable Restaurant Data

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, our ability to continue funding our operations and meet our debt service obligations, our ability to avoid lease terminations and other material adverse consequences despite withholding rent from certain of our landlords during rent negotiations, and the risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2010, as amended by the risks and uncertainties described in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010 and November 9, 2010.

Additionally, this press release contains certain non-GAAP financial measures, including references to restaurant-level IBO and company-wide EBITDA. As compared to the nearest GAAP measurement for our company, restaurant-level IBO represents revenue less cost of food, beverage, labor and restaurant operating costs.  We use restaurant-level IBO and restaurant-level IBO as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level IBO as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level IBO is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level IBO as a means of evaluating our restaurants’ financial performance compared with our competitors. As compared to the nearest GAAP measurement for our company, company-wide EBITDA represents operating loss with the add-back of depreciation and amortization, net loss on disposal of assets and exit or disposal costs (Rogers & Troy). We use company-wide EBITDA as a way to measure our overall internal operational performance without restaurant closings and as a means of evaluating our financial performance compared with our competitors.  These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. Schedules of reconciliations of restaurant-level IBO and company-wide EBITDA for the fourth quarters and fiscal years of 2010 and 2009 are provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that have been open for 18 months or more.  The contributions of this group of restaurants to company-wide performance are set forth herein.

Contacts:	Steven J. Wagenheim	James G. Gilbertson
	President and Chief Executive Officer	Chief Financial Officer
	(952) 215-0678	(952) 215-0676

GRANITE CITY FOOD & BREWERY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ended		Fiscal Year Ended
	December 28,	December 29,	December 28,	December 29,
	2010	2009	2010	2009

Restaurant revenue	$21,600,407	$20,844,859	$89,330,387	$85,849,048

Cost of sales:
Food, beverage and retail	6,024,518	5,692,467	24,719,133	23,557,063
Labor	7,501,673	7,247,592	30,704,676	30,052,771
Direct restaurant operating	3,360,661	3,273,575	13,292,360	12,892,914
Occupancy	1,955,782	2,168,989	8,355,535	6,983,445
Total cost of sales	18,842,634	18,382,623	77,071,704	73,486,193

Pre-opening	—	—	—	211,252
General and administrative	1,774,088	1,683,469	6,577,529	7,575,730
Depreciation and amortization	1,486,730	1,610,017	5,956,257	6,805,073
Exit or disposal activities	94,963	1,022,074	729,839	1,798,401
Loss (gain) on disposal of assets	28,550	143,341	(29,636)	202,027
Operating loss	(626,558)	(1,996,665)	(975,306)	(4,229,628)

Interest:
Income	4,209	592	14,360	2,279
Expense	(973,158)	(649,282)	(3,563,816)	(5,397,607)
Net interest expense	(968,949)	(648,690)	(3,549,456)	(5,395,328)

Net loss	$(1,595,507)	$(2,645,355)	$(4,524,762)	$(9,624,956)

Loss per common share, basic	$(0.22)	$(0.37)	$(0.61)	$(2.53)

Weighted average shares outstanding, basic	7,367,895	7,109,898	7,367,079	3,802,206

Selected Balance Sheet Information

	December 28, 2010	December 29, 2009
Cash	$3,104,320	$1,743,599
Current assets, including cash	$4,817,027	$3,139,018
Total assets	$56,463,061	$56,021,956
Current liabilities	$14,014,137	$11,668,965
Total liabilities	$53,005,994	$48,693,656
Shareholders’ equity	$3,457,067	$7,328,300

Non-GAAP Reconciliations Q4 2010 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$21,600,407	100%	$—	N/A	$21,600,407	100%

Cost of sales:
Food, beverage and retail	6,024,518	27.9%	—	N/A	6,024,518	27.9%
Labor	7,501,673	34.7%	—	N/A	7,501,673	34.7%
Direct restaurant operating expenses	3,360,661	15.6%	—	N/A	3,360,661	15.6%
Restaurant-level IBO*	$4,713,555	21.8%	$—	N/A	$4,713,555	21.8%

Occupancy					1,955,782	9.1%
General and administrative					1,774,088	8.2%

Company-wide EBITDA*					983,685	4.6%

Depreciation and amortization					1,486,730
Exit or disposal activities, other					123,513

Operating loss					(626,558)

Interest:
Income					4,209
Expense					(973,158)
Net interest expense					(968,949)

Net loss as reported under GAAP					$(1,595,507)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q4 2009 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$19,275,268	100%	$1,569,591	100%	$20,844,859	100%

Cost of sales:
Food, beverage and retail	5,276,013	27.4%	416,454	26.5%	5,692,467	27.3%
Labor	6,746,369	35.0%	501,223	31.9%	7,247,592	34.8%
Direct restaurant operating expenses	3,044,673	15.8%	228,902	14.6%	3,273,575	15.7%
Restaurant-level IBO*	$4,208,213	21.8%	$423,012	27.0%	$4,631,225	22.2%

Occupancy					2,168,989	10.4%
General and administrative					1,683,469	8.1%

Company-wide EBITDA*					778,767	3.7%

Depreciation and amortization					1,610,017
Exit or disposal activities, other					1,165,415

Operating loss					(1,996,665)

Interest:
Income					592
Expense					(649,282)
Net interest expense					(648,690)

Net loss as reported under GAAP					$(2,645,355)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Fiscal Year 2010 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$85,799,998	100%	$3,530,389	100%	$89,330,387	100%

Cost of sales:
Food, beverage and retail	23,741,461	27.7%	977,672	27.7%	24,719,133	27.7%
Labor	29,576,887	34.5%	1,127,789	31.9%	30,704,676	34.4%
Direct restaurant operating expenses	12,810,454	14.9%	481,906	13.7%	13,292,360	14.9%
Restaurant-level IBO*	$19,671,196	22.9%	$943,022	26.7%	$20,614,218	23.1%

Occupancy					8,355,535	9.4%
General and administrative					6,577,529	7.4%

Company-wide EBITDA*					5,681,154	6.4%

Depreciation and amortization					5,956,257
Exit or disposal activities, other					700,203

Operating loss					(975,306)

Interest:
Income					14,360
Expense					(3,563,816)
Net interest expense					(3,549,456)

Net loss as reported under GAAP					$(4,524,762)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Fiscal Year 2009 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$70,261,362	100%	$15,587,686	100%	$85,849,048	100%

Cost of sales:
Food, beverage and retail	19,232,075	27.4%	4,324,988	27.7%	23,557,063	27.4%
Labor	24,252,530	34.5%	5,800,241	37.2%	30,052,771	35.0%
Direct restaurant operating expenses	10,461,583	14.9%	2,431,331	15.6%	12,892,914	15.0%
Restaurant-level IBO*	$16,315,174	23.2%	$3,031,126	19.4%	$19,346,300	22.5%

Occupancy					6,983,445	8.1%
Pre-opening					211,252
General and administrative					7,575,730	8.8%

Company-wide EBITDA*					4,575,873	5.3%

Depreciation and amortization					6,805,073
Exit or disposal activities, other					2,000,428

Operating loss					(4,229,628)

Interest:
Income					2,279
Expense					(5,397,607)
Net interest expense					(5,395,328)

Net loss as reported under GAAP					$(9,624,956)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.